    EXHIBIT 99.1

Oil States Announces Third Quarter 2025 Results
•Consolidated revenues of $165 million
•Net income of $2 million, or $0.03 per share
•Adjusted net income totaled $5 million, or $0.08 per share, excluding restructuring charges (a non-GAAP measure(1))
•Adjusted EBITDA (a non-GAAP measure(1)) of $21 million
•Generated cash flows from operations of $31 million
•Purchased $6 million principal amount of convertible senior notes and $4 million of common stock
•Offshore Manufactured Products segment's backlog increased 10% sequentially, with quarterly bookings of $145 million yielding a book-to-bill ratio of 1.3x
HOUSTON, October 31, 2025 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	September 30, 2025	June 30, 2025	September 30, 2024	Sequential	Year-over-Year
Consolidated results:
Revenues	$165,180	$165,406	$174,348	—%	(5)%
Operating income (loss)(2)	4,748	5,277	(11,041)	(10)%	n.m.
Net income (loss)	1,900	2,811	(14,349)	(32)%	n.m.
Adjusted net income, excluding charges and credits(1)	4,717	5,401	2,696	(13)%	75%
Adjusted EBITDA(1)	20,804	21,089	21,531	(1)%	(3)%

Revenues by segment:
Offshore Manufactured Products	$108,627	$106,586	$102,234	2%	6%
Completion and Production Services	27,525	29,424	40,099	(6)%	(31)%
Downhole Technologies	29,028	29,396	32,015	(1)%	(9)%

Revenues by destination:
Offshore and international	$123,356	$119,114	$113,856	4%	8%
U.S. land	41,824	46,292	60,492	(10)%	(31)%

Operating income (loss) by segment(2):
Offshore Manufactured Products	$17,603	$16,989	$19,310	4%	(9)%
Completion and Production Services	948	1,877	(18,267)	(49)%	n.m.
Downhole Technologies	(4,667)	(3,992)	(3,653)	(17)%	(28)%
Corporate	(9,136)	(9,597)	(8,431)	5%	(8)%

Adjusted Segment EBITDA(1):
Offshore Manufactured Products	$22,275	$21,105	$23,303	6%	(4)%
Completion and Production Services	7,953	8,254	5,413	(4)%	47%
Downhole Technologies	(689)	1,220	1,078	n.m.	n.m.
Corporate	(8,735)	(9,490)	(8,263)	8%	(6)%
___________________
(1)These are non-GAAP measures. See “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.
(2)Operating income (loss) included charges totaling: $3.6 million for the three months ended September 30, 2025; $3.7 million for the three months ended June 30, 2025; and $18.2 million for the three months ended September 30, 2024. See “Segment Data” below for additional information.

Oil States International, Inc. reported net income of $1.9 million, or $0.03 per share, and Adjusted EBITDA of $20.8 million for the third quarter of 2025 on revenues of $165.2 million. Reported third quarter 2025 net income included charges of $3.6 million ($2.8 million after-tax or $0.05 per share) associated primarily with the continued exit of certain U.S. land-based operations and facilities. These results compare to revenues of $165.4 million, net income of $2.8 million, or $0.05 per share, and Adjusted EBITDA of $21.1 million reported in the second quarter of 2025, which included charges and credits of $3.3 million ($2.6 million after-tax or $0.04 per share) associated primarily with the exit of certain U.S. land-based activities.
Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated:
“In the third quarter of 2025, we continued to focus on our offshore and international exposed operations while managing through headwinds in the United States created by lower commodity prices, falling U.S. activity levels and increasing costs associated with tariffs on imported goods. With our focus on capital discipline and improving investor returns, we generated cash flow from operations of $31 million, increased our Offshore Manufactured Products segment backlog by 10%, and continued to optimize our U.S. land focused operations. During the quarter, we returned $10 million to Oil States’ stakeholders – purchasing $6 million of our convertible senior notes and $4 million of our common stock.”
Business Segment Results
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore Manufactured Products
Offshore Manufactured Products reported revenues of $108.6 million, operating income of $17.6 million and Adjusted Segment EBITDA of $22.3 million in the third quarter of 2025, compared to revenues of $106.6 million, operating income of $17.0 million and Adjusted Segment EBITDA of $21.1 million reported in the second quarter of 2025. Adjusted Segment EBITDA margin was 21% in the third quarter of 2025, compared to 20% in the second quarter of 2025.
Backlog totaled $399 million as of September 30, 2025, its highest level since June 2015. Third quarter bookings totaled $145 million, yielding a quarterly and year-to-date book-to-bill ratio of 1.3x. Third quarter segment bookings were augmented by long-term, military product contract awards.
Completion and Production Services
Our Completion and Production Services segment reported revenues of $27.5 million, operating income of $0.9 million and Adjusted Segment EBITDA of $8.0 million in the third quarter of 2025, compared to revenues of $29.4 million, operating income of $1.9 million and Adjusted Segment EBITDA of $8.3 million reported in the second quarter of 2025. Adjusted Segment EBITDA margin was 29% in the third quarter of 2025, compared to 28% in the second quarter of 2025.
In 2024, the segment began implementing actions in its U.S. land-based businesses to reduce future costs, which are continuing in 2025. These management actions included: the consolidation, relocation and exit of certain U.S. land-driven service locations; the exit of certain U.S. land-driven service offerings; and reductions in the segment’s workforce in the United States. As a result, during the third and second quarters of 2025, the segment recorded U.S. facility exit and severance charges totaling $2.7 million and $1.8 million, respectively. As a result of our restructuring actions implemented over recent quarters, the segment’s Adjusted EBITDA margin expanded from 13% in the third quarter of 2024 to 29% in the third quarter of 2025.
Downhole Technologies
Downhole Technologies reported revenues of $29.0 million, an operating loss of $4.7 million and an Adjusted Segment EBITDA loss of $0.7 million in the third quarter of 2025, compared to revenues of $29.4 million, an operating loss of $4.0 million and Adjusted Segment EBITDA of $1.2 million in the second quarter of 2025.
Corporate
Corporate operating expenses in the third quarter of 2025 totaled $9.1 million, which included severance charges of $0.3 million.
Interest Expense, Net
Net interest expense totaled $1.8 million in the third quarter of 2025, which included $0.6 million of non-cash amortization of deferred debt issuance costs.

Cash Flows
During the third quarter of 2025, the Company generated $30.7 million of cash flows from operations and $23.2 million of free cash flows (a non-GAAP measure – see Note (E)). Additionally, the Company purchased $6.0 million principal amount of its 4.75% convertible senior notes (the “Convertible Notes”) at a slight discount to par and repurchased $4.1 million of its common stock. Year-to-date stock repurchases total $16.2 million, or 5%, of shares outstanding as of December 31, 2024.
Financial Condition
Cash on-hand totaled $67.1 million at September 30, 2025. No borrowings were outstanding under the Company’s amended asset-based revolving credit facility (the “ABL Facility”) at September 30, 2025. On July 28, 2025, the Company amended its ABL Facility to provide for: additional borrowing availability; lower interest charges; and the retirement of its remaining Convertible Notes at maturity in April 2026 using, in part, availability under the ABL Facility.

Conference Call Information
The call is scheduled for October 31, 2025 at 9:00 a.m. Central Daylight Time, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 210-3346 in the United States or by dialing +1 (646) 960-0253 internationally and using the passcode 7534957. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company’s website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the impact of changes in tariffs and duties on imported materials and exported finished goods, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical conflicts and tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other producing nations (together with OPEC, “OPEC+”) with respect to crude oil production levels and pricing, supply chain disruptions, including as a result of natural disasters, industrial accidents, additional trade restrictions or the adoption of or increase in tariffs, or the threat thereof, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, consolidation of our customers, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenues:
Products	$106,492	$107,342	$100,798	$314,385	$303,706
Services	58,688	58,064	73,550	176,139	224,287
	165,180	165,406	174,348	490,524	527,993

Costs and expenses:
Product costs	85,561	83,936	79,167	249,826	236,807
Service costs	43,085	41,404	57,422	126,837	173,766
Cost of revenues (exclusive of depreciation and amortization expense presented below)	128,646	125,340	136,589	376,663	410,573
Selling, general and administrative expense	20,756	22,981	22,754	66,267	71,623
Depreciation and amortization expense	12,128	11,898	13,635	36,051	42,528
Impairment of goodwill	—	—	—	—	10,000
Impairments of intangible assets	—	—	10,787	—	10,787
Impairments of operating lease assets	—	1,358	2,579	1,358	2,579
Other operating (income) expense, net	(1,098)	(1,448)	(955)	(5,479)	76
	160,432	160,129	185,389	474,860	548,166
Operating income (loss)	4,748	5,277	(11,041)	15,664	(20,173)

Interest expense, net	(1,773)	(1,692)	(1,824)	(5,043)	(5,986)
Other income, net	362	636	731	1,136	1,311
Income (loss) before income taxes	3,337	4,221	(12,134)	11,757	(24,848)
Income tax provision	(1,437)	(1,410)	(2,215)	(3,888)	(1,574)
Net income (loss)	$1,900	$2,811	$(14,349)	$7,869	$(26,422)

Net income (loss) per share:
Basic	$0.03	$0.05	$(0.23)	$0.13	$(0.42)
Diluted	0.03	0.05	(0.23)	0.13	(0.42)

Weighted average number of common shares outstanding:
Basic	57,946	59,154	62,084	59,089	62,357
Diluted	58,016	59,154	62,084	59,144	62,357

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,052	$65,363
Accounts receivable, net	201,617	194,336
Inventories, net	222,869	214,836
Prepaid expenses and other current assets	19,656	23,691
Total current assets	511,194	498,226

Property, plant, and equipment, net	273,253	266,871
Operating lease assets, net	16,388	19,537
Goodwill, net	70,490	69,709
Other intangible assets, net	114,664	125,862
Other noncurrent assets	26,330	24,903
Total assets	$1,012,319	$1,005,108

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$103,097	$633
Accounts payable	58,600	57,708
Accrued liabilities	37,852	36,861
Current operating lease liabilities	7,344	7,284
Income taxes payable	1,066	2,818
Deferred revenue	73,200	52,399
Total current liabilities	281,159	157,703

Long-term debt	1,890	124,654
Long-term operating lease liabilities	13,888	17,989
Deferred income taxes	6,835	5,350
Other noncurrent liabilities	19,581	18,758
Total liabilities	323,353	324,454

Stockholders’ equity:
Common stock	806	786
Additional paid-in capital	1,143,685	1,137,949
Retained earnings	281,529	273,660
Accumulated other comprehensive loss	(66,201)	(79,532)
Treasury stock	(670,853)	(652,209)
Total stockholders’ equity	688,966	680,654
Total liabilities and stockholders’ equity	$1,012,319	$1,005,108

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$7,869	$(26,422)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	36,051	42,528
Impairment of goodwill	—	10,000
Impairments of intangible assets	—	10,787
Impairments of operating lease assets	1,358	2,579
Stock-based compensation expense	5,756	6,408
Amortization of deferred financing costs	1,235	1,168
Deferred income tax provision (benefit)	852	(2,798)
Gains on disposals of assets	(5,455)	(2,956)
Net gains on extinguishment of 4.75% convertible senior notes	(375)	(515)
Other, net	(2,192)	83
Changes in operating assets and liabilities:
Accounts receivable	(3,417)	21,173
Inventories	(5,287)	(18,406)
Accounts payable and accrued liabilities	2,692	(17,554)
Deferred revenue	20,801	(2,015)
Other operating assets and liabilities, net	(4,913)	3,624
Net cash flows provided by operating activities	54,975	27,684

Cash flows from investing activities:
Capital expenditures	(28,186)	(23,309)
Proceeds from disposition of property and equipment	5,416	5,132
Proceeds from disposition of assets held for sale	8,409	10,279
Other, net	(99)	(431)
Net cash flows used in investing activities	(14,460)	(8,329)

Cash flows from financing activities:
Revolving credit facility borrowings	512	22,678
Revolving credit facility repayments	(512)	(22,678)
Purchases of 4.75% convertible senior notes	(20,269)	(10,846)
Other debt and finance lease repayments, net	(283)	(481)
Payment of financing costs	(188)	(1,119)
Purchases of treasury stock	(16,186)	(5,149)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(2,458)	(2,596)
Net cash flows used in financing activities	(39,384)	(20,191)

Effect of exchange rate changes on cash and cash equivalents	558	(291)
Net change in cash and cash equivalents	1,689	(1,127)
Cash and cash equivalents, beginning of period	65,363	47,111
Cash and cash equivalents, end of period	$67,052	$45,984

Cash paid for:
Interest	$4,033	$4,206
Income taxes, net	4,648	2,695

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenues:
Offshore Manufactured Products
Project-driven:
Products	$67,729	$68,653	$58,164	$195,506	$171,053
Services	30,172	27,907	32,754	82,503	89,011
	97,901	96,560	90,918	278,009	260,064
Military and other products	10,726	10,026	11,316	29,800	30,583
Total Offshore Manufactured Products	108,627	106,586	102,234	307,809	290,647
Completion and Production Services	27,525	29,424	40,099	91,468	133,812
Downhole Technologies	29,028	29,396	32,015	91,247	103,534
Total revenues	$165,180	$165,406	$174,348	$490,524	$527,993

Operating income (loss):
Offshore Manufactured Products(1)	$17,603	$16,989	$19,310	$48,868	$44,270
Completion and Production Services(2)	948	1,877	(18,267)	6,328	(19,221)
Downhole Technologies(3)	(4,667)	(3,992)	(3,653)	(10,783)	(16,873)
Corporate(4)	(9,136)	(9,597)	(8,431)	(28,749)	(28,349)
Total operating income (loss)	$4,748	$5,277	$(11,041)	$15,664	$(20,173)
________________
(1)Operating income for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, and nine months ended September 30, 2025 and September 30, 2024 included charges of $0.6 million, $0.3 million, $0.4 million, $0.8 million and $3.4 million associated with the consolidation and relocation of certain manufacturing and service facilities and other cost reduction measures.
(2)Operating income (loss) for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, and nine months ended September 30, 2025 and September 30, 2024, included $2.7 million, $2.2 million, $15.9 million, $5.8 million and $18.5 million, respectively, in costs associated with the consolidation and exit of certain underperforming service offerings and locations. Additionally, during the three and nine months ended September 30, 2024, the segment incurred $1.3 million and $2.7 million, respectively, of costs associated with the defense of certain patents related to proprietary technologies.
(3)Operating loss for the three months ended June 30, 2025 and nine months ended September 30, 2025 included $1.2 million in charges associated primarily with the exit of a leased facility. Operating loss for the nine months ended September 30, 2024 included a non-cash goodwill impairment charge of $10.0 million, recognized in connection with the first quarter 2024 realignment of segment components. Additionally, during the three and nine months ended September 30, 2024, the segment incurred $0.6 million in costs associated primarily with the exit of an underperforming location.
(4)Operating loss for the three and nine months ended September 30, 2025 included $0.3 million in severance charges.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net income (loss)	$1,900	$2,811	$(14,349)	$7,869	$(26,422)
Interest expense, net	1,773	1,692	1,824	5,043	5,986
Income tax provision	1,437	1,410	2,215	3,888	1,574
Depreciation and amortization expense	12,128	11,898	13,635	36,051	42,528
Impairment of goodwill	—	—	—	—	10,000
Impairments of intangible assets	—	—	10,787	—	10,787
Impairments of operating lease assets	—	1,358	2,579	1,358	2,579
Facility consolidation/closure and other charges	3,560	2,301	4,840	6,791	11,775
Losses (gains) on extinguishment of 4.75% convertible senior notes	6	(381)	—	(375)	(515)
Adjusted EBITDA	$20,804	$21,089	$21,531	$60,625	$58,292
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, impairments of goodwill, intangible and operating lease assets, and facility consolidation/closure and other charges, less losses (gains) on extinguishment of Convertible Notes. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Offshore Manufactured Products:
Operating income	$17,603	$16,989	$19,310	$48,868	$44,270
Other income, net	139	140	8	321	29
Depreciation and amortization expense	3,958	3,703	3,631	11,269	11,571
Facility consolidation/closure and other charges	575	273	354	848	3,364
Adjusted Segment EBITDA	$22,275	$21,105	$23,303	$61,306	$59,234

Completion and Production Services:
Operating income (loss)	$948	$1,877	$(18,267)	$6,328	$(19,221)
Other income, net	229	115	723	440	767
Depreciation and amortization expense	4,089	4,083	5,749	12,444	17,875
Impairments of intangible assets	—	—	10,787	—	10,787
Impairments of operating lease assets	—	403	2,092	403	2,092
Facility consolidation/closure and other charges	2,687	1,776	4,329	5,393	8,254
Adjusted Segment EBITDA	$7,953	$8,254	$5,413	$25,008	$20,554

Downhole Technologies:
Operating loss	$(4,667)	$(3,992)	$(3,653)	$(10,783)	$(16,873)
Depreciation and amortization expense	3,978	4,005	4,121	12,012	12,646
Impairment of goodwill	—	—	—	—	10,000
Impairments of operating lease assets	—	955	487	955	487
Facility consolidation/closure and other charges	—	252	123	252	123
Adjusted Segment EBITDA	$(689)	$1,220	$1,078	$2,436	$6,383

Corporate:
Operating loss	$(9,136)	$(9,597)	$(8,431)	$(28,749)	$(28,349)
Other income (expense), net	(6)	381	—	375	515
Depreciation and amortization expense	103	107	134	326	436
Other charges	298	—	34	298	34
Losses (gains) on extinguishment of 4.75% convertible senior notes	6	(381)	—	(375)	(515)
Adjusted Segment EBITDA	$(8,735)	$(9,490)	$(8,263)	$(28,125)	$(27,879)
________________
(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, impairments of goodwill, intangibles and operating lease assets, and facility consolidation/closure and other charges, less losses (gains) on extinguishment of Convertible Notes. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS), EXCLUDING CHARGES AND CREDITS (C) AND
ADJUSTED NET INCOME (LOSS) PER SHARE, EXCLUDING CHARGES AND CREDITS (D)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net income (loss)	$1,900	$2,811	$(14,349)	$7,869	$(26,422)
Impairment of goodwill	—	—	—	—	10,000
Impairments of intangible assets	—	—	10,787	—	10,787
Impairments of operating lease assets	—	1,358	2,579	1,358	2,579
Facility consolidation/closure and other charges	3,560	2,301	4,840	6,791	11,775
Losses (gains) on extinguishment of 4.75% convertible senior notes	6	(381)	—	(375)	(515)
Total adjustments, before taxes	3,566	3,278	18,206	7,774	34,626
Tax benefit	(749)	(688)	(1,161)	(1,633)	(2,990)
Total adjustments, net of taxes	2,817	2,590	17,045	6,141	31,636
Adjusted net income, excluding charges and credits	$4,717	$5,401	$2,696	$14,010	$5,214

Weighted average number of diluted common shares outstanding	58,016	59,154	62,412	59,144	62,648

Adjusted diluted net income per share, excluding charges and credits	$0.08	$0.09	$0.04	$0.24	$0.08
________________
(C)Adjusted net income, excluding charges and credits consists of net income (loss) plus impairments of goodwill, intangible and operating lease assets, and facility consolidation/closure and other charges, less losses (gains) on extinguishment of Convertible Notes. Adjusted net income, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) as prepared in accordance with GAAP. The Company has included adjusted net income, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(D)Adjusted net income per share, excluding charges and credits is calculated as adjusted net income, excluding charges and credits divided by the weighted average number of common shares outstanding. Adjusted net income per share, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) per share as prepared in accordance with GAAP. The Company has included adjusted net income per share, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income per share, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW (E)
(In Thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net cash flows provided by (used in) operating activities	$30,685	$14,995	$28,802	$54,975	$27,684
Less: Capital expenditures	(8,706)	(10,322)	(7,428)	(28,186)	(23,309)
Plus: Proceeds from disposition of property and equipment	1,199	2,532	2,660	5,416	5,132
Proceeds from disposition of assets held for sale	—	909	—	8,409	10,279
Free cash flow	$23,178	$8,114	$24,034	$40,614	$19,786
________________
(E)The term free cash flow consists of net cash flows provided by operating activities less capital expenditures plus proceeds from the disposition of property and equipment and assets held for sale. Free cash flow is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for cash flow measures prepared in accordance with GAAP. The table above sets forth reconciliations of free cash flow to net cash flows provided by operating activities, which is the most directly comparable measure of financial performance calculated under GAAP.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.